AURIGA LABORATORIES, INC.
STOCK PURCHASE AGREEMENT

September 13, 2007

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7.8 Notices.	13
7.9 Expenses.	14
7.10 Attorneys’ Fees.	14
7.11 Titles and Subtitles.	14
7.12 Counterparts.	14
7.13 Broker’s Fees.	14
7.14 Confidentiality.	14
7.15 Pronouns.	15
7.16 California Corporate Securities Law.	15

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of September 13, 2007, by and among Auriga Laboratories, Inc., a Delaware corporation (the “Company”) and the persons and/or entities whose names are set forth on the signature page hereto (collectively referred to hereinafter as “Purchaser”).

Recitals

WHEREAS, the Company wishes to sell and issue an aggregate of up to 6,000,000 shares of its common stock, par value $0.001 per share (the “Common Shares”);

WHEREAS, as additional consideration for the purchase of the Common Shares, the Company shall issue to Purchaser a warrant to purchase an additional number of shares of its common stock, par value $0.001 per share, equal to twenty percent (20%) of the aggregate number of Common Shares purchased by Purchaser hereunder (the “Warrant Shares” and, together with the Common Shares, the “Shares”);

WHEREAS, Purchaser desires to purchase the Shares on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Shares to Purchaser on the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	AGREEMENT TO SELL AND PURCHASE

1.1	Authorization of Shares.

On or prior to the Closing (as defined in Section 2.1 hereof), the Company shall have authorized: (a) the sale and issuance to Purchaser of the Common Shares; and (b) the issuance of such shares of common stock, par value $0.001 per share, to be issued upon conversion of the Warrant Shares (the “Conversion Shares”).

1.2	Sale and Purchase.

Subject to the terms and conditions hereof, at the Closing the Company hereby agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company the number of Shares set forth opposite Purchaser’s name on the signature page hereto, at a purchase price calculated by the 20 day trailing moving average prior to and including September 10, 2007 of the Company’s closing stock price with a 20% discount, which is equal to Fifty Three Cents ($0.53) per share. Purchaser shall pay the aggregate purchase price equal to the number of Shares set forth opposite Purchaser’s name on the signature page hereto multiplied by the price per share set forth in the preceding sentence (the “Purchase Price”), in cash by wire transfer or check made payable to the order of the Company. As additional consideration for the purchase of the Common Shares, the Company shall issue to Purchaser a warrant to purchase a number of Warrant Shares equal to twenty percent (20%) of the aggregate number of Common Shares purchased by Purchaser hereunder, which Warrant Shares shall be exercisable in accordance with the terms of Section 2.2 hereof.

2.	CLOSING, DELIVERY AND PAYMENT

2.1	Closing.

The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place at 10:00 p.m. on the date set forth above or at such time as the parties shall agree at the offices of the Company, 10635 Santa Monica Blvd. #120, Los Angeles, California, or at such other time or place as the Company and Purchaser may mutually agree (the “Closing Date”).

2.2	Delivery.

At the Closing, subject to the terms and conditions hereof, the Company will deliver to Purchaser, against payment of the Purchase Price: (a) a certificate representing the number of Shares to be purchased at the Closing by Purchaser (or evidence of the transfer of the Shares to Purchaser’s account via DWAC electronic delivery); and (b) a duly-executed warrant to purchase such number of Warrant Shares as set forth opposite Purchaser’s name on the signature page hereto, which warrant shall be substantially in the form attached hereto as Exhibit A (the “Warrant”).

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2007 (“2006 Form 10-KSB”), or the Company’s Quarterly Report on Form 10-QSB for the quarter eneded June 30, 2007, filed with the SEC on August 8, 2007 (“2007 Form 10-QSB”), the Company hereby represents and warrants to Purchaser as of the date of this Agreement as follows:

3.1	Organization, Good Standing and Qualification.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to operate in accordance with the Certificate of Incorporation and the Bylaws of the Company, to issue and sell the Shares and the Conversion Shares, to carry out the provisions of this Agreement, and to carry on its business as presently conducted and as presently proposed to be conducted.

3.2	Capitalization; Voting Rights.

The authorized capital stock of the Company, immediately prior to the Closing, consists of 250,000,000 shares of common stock, par value $0.001 per share, 44,243,000 shares of which are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which none are outstanding. All issued and outstanding shares of the Company’s common stock: (a) have been duly authorized and validly issued; and (b) are fully paid and nonassessable. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement, the Shares and the Conversion Shares will be validly issued, fully-paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares shall be subject to such restrictions on transfer under state and federal securities laws as may be required by such laws at the time a transfer is proposed.

3.3	Authorization; Binding Obligations.

All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Warrant has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered, will contain valid and binding obligations of the Company enforceable in accordance with their terms, except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Shares and the conversion of the Warrant Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.4	Liabilities.

The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the financial statements of the Company included in the 2006 Form 10-KSB or 2007 Form 10-QSB (the “Financial Statements”), except current liabilities incurred in the ordinary course of business subsequent to the dates of the such financial statements which have not been, either in any individual case or in the aggregate, materially adverse.

3.5	Agreements; Action.

There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $250,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale or license agreements entered into in the ordinary course of business).

3.6	Obligations to Related Parties.

Except as may be disclosed in the Financial Statements, there are no obligations of the Company to officers, directors, stockholders or employees of the Company other than: (a) for payment of salary for services rendered; (b) reimbursement for reasonable expenses incurred on behalf of the Company; and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the board of directors of the Company). The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.7	Changes.

Since the date of the Financial Statements, and except as may be set forth in the 2006 Form 10-KSB and 2007 Form 10-QSB, there has not been to the Company’s knowledge:

(a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition, operations or prospects of the Company;

(b) Any resignation or termination of any officer or key employee of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee;

(c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(e) Any waiver by the Company of a valuable right or of a material debt owed to it;

(f) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company;

(g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

(i) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(j) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(k) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

(l) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company; or

(m) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (l) above.

3.8	Title to Properties and Assets; Liens, etc.

The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than: (a) those resulting from taxes which have not yet become delinquent; (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company; and (c) those that have otherwise arisen in the ordinary course of business of the Company.

3.9	Patents and Trademarks.

To the best of its knowledge, the Company owns or possesses adequate legal rights (by license or otherwise) to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. Except as may be disclosed in the 2006 Form 10-KSB or 2007 Form 10-QSB, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or other standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.

3.10	Litigation.

There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.11	Taxes.

The Company has duly, properly and timely filed all tax returns with federal, state and local taxing authorities that are required to be filed as of the date of this Agreement. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

3.12	Employees.

The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and, to the Company’s knowledge, the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. Except as may be set forth in the 2006 Form 10-KSB or 2007 Form 10-QSB, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

3.13	Compliance with Laws; Permits.

To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Except as may be set forth in the 2006 Form 10-KSB or 2007 Form 10-QSB, the Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

3.14	Offering Valid.

Assuming the accuracy of the representations and warranties of Purchaser contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

3.15	Full Disclosure.

The Company has provided Purchaser with all information requested by Purchaser in connection with the decision to purchase the Shares, including all information the Company believes is reasonably necessary to make such investment decision.

4.	REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

4.1	Requisite Power and Authority.

Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out their provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will contain valid and binding obligations of Purchaser, enforceable in accordance with their terms, except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and (b) general principles of equity that restrict the availability of equitable remedies.

4.2	Investment Representations.

Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

(a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely until such time as the Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

(b) Acquisition for Own Account. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser’s own account for investment only, and not with a view towards their distribution.

(c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(d) Accredited Investor. Purchaser represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(e) Company Information. Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(f) Rule 144. Purchaser acknowledges and agrees that the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time (“Rule 144”), which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: (i) the availability of certain current public information about the Company, (ii) the manner of the resale, (iii) the resale occurring following the required holding period under Rule 144 and (iv) the number of shares being sold during any three-month period not exceeding specified limitations.

(g) Legends. Purchaser understands that the Shares, and, if issued, the Conversion Shares, may bear one or more legends substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(h) Residence. If Purchaser is an individual, then Purchaser resides in the state or province identified in the address set forth opposite Purchaser’s name on the signature page hereto; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses set forth opposite Purchaser’s name on the signature page hereto.

5.	CONDITIONS TO CLOSING

5.1	Conditions to Purchaser’s Obligations at the Closing.

Purchaser’s obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b) Legal Investment. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject (except for such as may be properly obtained subsequent to the Closing).

(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing).

(d) Corporate Documents. The Company shall have delivered to Purchaser or Purchaser’s counsel, copies of all corporate documents of the Company as Purchaser shall reasonably request.

(e) Reservation of Conversion Shares. The Conversion Shares issuable upon conversion of the Warrant shall have been duly authorized and reserved for issuance upon such conversion.

(f) Warrant. A Warrant substantially in the form attached hereto as Exhibit A shall have been executed and delivered by the Company.

(g) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser, and Purchaser shall have received all such counterpart originals or certified or other copies of such documents as may be reasonably requested.

5.2	Conditions to Obligations of the Company.

The Company’s obligation to issue and sell the Shares at the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

(a) Representations and Warranties True. The representations and warranties in Section 4 made by Purchaser shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b) Performance of Obligations. Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Closing.

(c) Warrant. A Warrant substantially in the form attached hereto as Exhibit A shall have been executed and delivered by Purchaser.

(d) Consents, Permits and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing).

6.	OTHER AGREEMENTS

6.1	Indemnification.

(a) The Company will indemnify and hold Purchaser harmless for: (i) all claims, losses, damages, costs, expenses and liabilities, including, but not limited to reasonable attorney’s fees and court costs, arising from or in connection with any violation by the Company of the terms of this Agreement or gross negligence or willful misconduct by the Company in the performance of the terms of this Agreement, and (ii) any breach of this Agreement (or the exhibits attached hereto). (b) Purchaser will indemnify, defend and hold the Company harmless against all claims, losses, damages, costs, expenses and liabilities, including, but not limited to, reasonable attorneys’ fees and court costs, which result from Purchaser making any false statement, including but not limited to those false statements or omissions which cause the exemptions to the registration or qualification requirements of state and federal securities laws under which the Company is selling the Shares to be unavailable or which result in the violation of any such securities laws by the Company.

6.2	Registration of the Shares.

(a) Registration Procedures. The Company shall:

(i) as soon as practicable, but in any event no later than thirty (30) days following the Closing Date (the “Required Filing Date”), prepare and file with the SEC, a Registration Statement on Form SB-2 (“Registration Statement”) to enable the resale of the Shares by Purchaser from time to time;

(ii) use its best efforts, subject to receipt of necessary information from Purchaser, to cause the Registration Statement to become effective as soon as practicable, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements that are required to be filed prior to the effectiveness of such Registration Statement (although Purchaser hereby acknowledges that, despite any disclaimer of being an underwriter, a determination by the SEC that Purchaser is deemed an underwriter shall relieve the Company of its obligations hereunder);

(iii) use its best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the accompanying prospectus as may be necessary to keep the Registration Statement current and effective for a period ending on the earlier of: (A) the second anniversary of the Closing Date, (B) the date on which Purchaser may sell Shares pursuant to paragraph (k) of Rule 144, or (C) such time as all Shares purchased by Purchaser pursuant to this Agreement have been sold pursuant to the Registration Statement or Rule 144, and to notify Purchaser promptly upon the Registration Statement, and each post-effective amendment thereto, being declared effective by the SEC;

(iv) furnish to Purchaser such number of copies of the Registration Statement and the accompanying prospectus (including supplemental prospectuses) as Purchaser may reasonably request in order to facilitate the public sale or other disposition of all or any of the Shares by Purchaser;

(v) bear all expenses (other than underwriting discounts and commissions, if any) in connection with the procedures in paragraph (i) through (iii) of this Section 6.2 and the registration of the Shares pursuant to the Registration Statement;

(vi) advise Purchaser, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(vii) with a view to making available to Purchaser the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit Purchaser to sell Shares to the public without registration, the Company covenants and agrees to use its best efforts to: (A) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of such date as all of Purchaser’s Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or such date as all of Purchaser’s Shares shall have been resold; and (B) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Securities Exchange Act of 1934, as amended.

(b) Purchaser’s Obligation. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6.2 that Purchaser shall furnish to the Company such information regarding itself, the Shares to be sold by Purchaser, and the intended method of disposition of such securities as shall be required to effect the registration of the Shares.

7.	MISCELLANEOUS

7.1	Governing Law.

This Agreement shall be governed in all respects by the laws of the State of California, as such laws are applied to agreements between California residents entered into and performed entirely in California.

7.2	Survival.

The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby for a period of one (1) year following the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

7.3	Successors and Assigns.

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

7.4	Entire Agreement.

This Agreement, the exhibits hereto and the other documents delivered pursuant hereto constitute the full, complete, exclusive and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.5	Severability.

In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.6	Amendment; Waiver.

This Agreement may be amended or modified only upon the written consent of the Company and Purchaser. The obligations of the Company and Purchaser under this Agreement may be waived only with the written consent of party against whom such waiver is being sought.

7.7	Delays or Omissions.

It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on Purchaser’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.8	Notices.

All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on the signature page hereof, or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other party hereto.

7.9	Expenses.

Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

7.10	Attorneys’ Fees.

In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

7.11	Titles and Subtitles.

The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.12	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7.13	Broker’s Fees.

Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.13 being untrue.

7.14	Confidentiality.

Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or the Related Agreements, discussions or negotiations relating to this Agreement or the Related Agreements, the performance of its obligations hereunder or the ownership of the Shares purchased hereunder. The provisions of this Section 6.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

7.15	Pronouns.

All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

7.16	California Corporate Securities Law.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

Auriga Laboratories, Inc.
By:
Philip S. Pesin
Chief Executive Officer

Address: 10635 Santa Monica Blvd. #120
Los Angeles, California 90025

“PURCHASER”

By:
Name:
Title:

Address:

Number of Shares:

EXHIBIT A

FORM OF WARRANT

(attached hereto)